EXHIBIT 10.1


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                           LOAN AND SECURITY AGREEMENT



                    ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~


                         BANKBOSTON RETAIL FINANCE INC.


                     ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~


                                TEKNO COMIX, INC.



                             As of December 30, 1997




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



                                TABLE OF CONTENTS

ARTICLE 1 - THE REVOLVING CREDIT..................................................................................1

1-1. ESTABLISHMENT OF REVOLVING CREDIT............................................................................1

1-2. ADVANCES IN EXCESS OF MAXIMUM LOAN EXPOSURE..................................................................3

1-3. RISKS OF VALUE OF INVENTORY..................................................................................3

1-4. PROCEDURES UNDER REVOLVING CREDIT............................................................................3

1-5. THE LOAN ACCOUNT.............................................................................................7

1-6. THE MASTER NOTE..............................................................................................8

1-7. PAYMENT OF LOAN ACCOUNT......................................................................................8

1-8. INTEREST.....................................................................................................8

1-9 COMMITMENT AND FACILITY FEES..................................................................................9

1-10. LENDER'S DISCRETION........................................................................................11

1-11. FEES FOR L/C'S.............................................................................................12

1-12. CONCERNING L/C'S...........................................................................................12

1-12. EARLY TERMINATION FEE......................................................................................15


ARTICLE 2 - GRANT OF SECURITY INTEREST...........................................................................15

2-1. GRANT OF SECURITY INTEREST..................................................................................15

2-2. EXTENT AND DURATION OF  SECURITY INTEREST...................................................................16


ARTICLE 3 - DEFINITIONS..........................................................................................16


ARTICLE 4 - CONDITIONS PRECEDENT.................................................................................30

4-1. CORPORATE DUE DILIGENCE.....................................................................................30

4-2. OPINION.....................................................................................................30

4-3. ADDITIONAL DOCUMENTS........................................................................................31

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4-4. KEY LIFE POLICIES...........................................................................................31

4-5. OFFICERS' CERTIFICATES......................................................................................31

4-6. REPRESENTATIONS AND WARRANTIES..............................................................................31

4-7. MINIMUM EXCESS AVAILABILITY.................................................................................31

4-8. NO EVENT OF DEFAULT.........................................................................................32

4-9. NO ADVERSE CHANGE...........................................................................................32

4-10. LANDLORD LIEN WAIVERS......................................................................................32

4-11. THIRD PARTY EQUIPMENT LENDERS..............................................................................32

4.12 UNLIMITED GUARANTY..........................................................................................32

4-13. TRIPARTY AGREEMENT.........................................................................................32

4-13. WARRANT....................................................................................................33


ARTICLE 5 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS....................................................33

5-1. PAYMENT AND PERFORMANCE OF LIABILITIES......................................................................33

5-2. DUE ORGANIZATION - CORPORATE AUTHORIZATION - NO CONFLICTS...................................................33

5-3. TRADE NAMES.................................................................................................34

5-4. LOCATIONS, LANDLORD'S WAIVERS...............................................................................35

5-5. TITLE TO ASSETS.............................................................................................36

5-6. INDEBTEDNESS................................................................................................36

5-7. INSURANCE POLICIES..........................................................................................37

5-8. LICENSES....................................................................................................38

5-9. LEASES......................................................................................................38

5-10. REQUIREMENTS OF LAW........................................................................................38

5-11. MAINTAIN PROPERTIES........................................................................................39

5-12. PAY TAXES..................................................................................................39

5-13. NO MARGIN STOCK............................................................................................40

5-14. ERISA......................................................................................................41

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5-15. HAZARDOUS MATERIALS........................................................................................41

5-16. LITIGATION.................................................................................................42

5-17. DIVIDENDS OR INVESTMENTS...................................................................................42

5-18. LOANS......................................................................................................43

5-19. PROTECTION OF ASSETS.......................................................................................43

5-20. LINE OF BUSINESS...........................................................................................43

5-21. AFFILIATE TRANSACTIONS.....................................................................................44

5-22. DELETED....................................................................................................44

5-23. ADDITIONAL ASSURANCES......................................................................................44

5-24. ADEQUACY OF DISCLOSURE.....................................................................................45

5-25. OTHER COVENANTS............................................................................................45


ARTICLE  6 - USE AND COLLECTION OF COLLATERAL....................................................................45

6-1. USE OF COLLATERAL...........................................................................................46

6-2. INVENTORY QUALITY...........................................................................................46

6-3. ADJUSTMENTS AND ALLOWANCES..................................................................................46

6-4. VALIDITY OF ACCOUNTS........................................................................................46

6-5. NOTIFICATION TO ACCOUNT DEBTORS.............................................................................47


ARTICLE 7 - CASH MANAGEMENT......................................................................................47

7-1. DEPOSITORY ACCOUNTS.........................................................................................47

7-2. CREDIT CARD RECEIPTS........................................................................................48

7-3. THE CONCENTRATION AND THE FUNDING ACCOUNTS..................................................................48

7-4. PROCEEDS AND COLLECTION OF ACCOUNTS.........................................................................48

7-5. PAYMENT OF LIABILITIES......................................................................................49

7-6. THE FUNDING ACCOUNT.........................................................................................50


ARTICLE 8 - LENDER AS BORROWER'S ATTORNEY-IN-FACT................................................................50

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8-1. APPOINTMENT AS ATTORNEY-IN-FACT.............................................................................50

8-2. NO OBLIGATION TO ACT........................................................................................51


ARTICLE 9 - FINANCIAL AND OTHER REPORTING REQUIREMENTS/FINANCIAL COVENANTS.......................................51

9-1. MAINTAIN RECORDS............................................................................................51

9-2. ACCESS TO RECORDS...........................................................................................52

9-3. IMMEDIATE NOTICE TO LENDER..................................................................................53

9-4. DAILY BORROWING BASE CERTIFICATE............................................................................54

9-5. WEEKLY REPORTS..............................................................................................54

9-6. MONTHLY REPORTS.............................................................................................55

9-7. QUARTERLY REPORTS...........................................................................................56

9-8. ANNUAL REPORTS..............................................................................................56

9-9. OFFICERS' CERTIFICATES......................................................................................57

9-10. INVENTORIES, APPRAISALS, AND AUDITS........................................................................57

9-11. ADDITIONAL FINANCIAL INFORMATION...........................................................................58

9-12. FINANCIAL PERFORMANCE COVENANTS............................................................................59

9-13. BUSINESS PLAN..............................................................................................59

9-14. PUBLIC FILINGS.............................................................................................59


ARTICLE 10 - EVENTS OF DEFAULT...................................................................................60

10-1. FAILURE TO PAY REVOLVING CREDIT............................................................................60

10-2. FAILURE TO MAKE OTHER PAYMENTS.............................................................................60

10-3. FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD).................................................60

10-4 FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD).....................................................61

10-5. MISREPRESENTATION..........................................................................................61

10-6. ACCELERATION OF OTHER DEBT. BREACH OF LEASE................................................................61

10-7. DEFAULT UNDER OTHER AGREEMENTS.............................................................................61

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10-8. CASUALTY LOSS.  NON-ORDINARY COURSE SALES..................................................................62

10-9. JUDGMENT. RESTRAINT OF BUSINESS............................................................................62

10-10. BUSINESS FAILURE..........................................................................................62

10-11. BANKRUPTCY................................................................................................63

10-12. DEFAULT BY GUARANTOR OR RELATED ENTITY....................................................................63

10-13. INDICTMENT - FORFEITURE...................................................................................63

10.14. TERMINATION OF GUARANTY...................................................................................63

10-15. CHALLENGE TO LOAN DOCUMENTS.............................................................................63

10-16. EXECUTIVE MANAGEMENT......................................................................................64

10-17. CHANGE IN CONTROL.........................................................................................64


ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT....................................................................64

11-1. RIGHTS OF ENFORCEMENT......................................................................................65

11-2. SALE OF COLLATERAL.........................................................................................65

11-3. OCCUPATION OF BUSINESS LOCATION............................................................................66

11-4. GRANT OF NONEXCLUSIVE LICENSE..............................................................................66

11-5. ASSEMBLY OF COLLATERAL.....................................................................................67

11-6. SETOFF.....................................................................................................67

11-7. BOND.......................................................................................................67

11-8. RIGHTS AND REMEDIES........................................................................................68


ARTICLE 12 - NOTICES.............................................................................................68

12-1. NOTICE ADDRESSES...........................................................................................68

12-2. NOTICE GIVEN...............................................................................................69


ARTICLE 13 - TERM................................................................................................70

13-1. TERMINATION OF REVOLVING CREDIT............................................................................70

13-2. EFFECT OF TERMINATION......................................................................................70

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ARTICLE 14 - GENERAL.............................................................................................71

14-1. PROTECTION OF COLLATERAL...................................................................................71

14-2. SUCCESSORS AND ASSIGNS.....................................................................................71

14-3. SEVERABILITY...............................................................................................71

14-4. AMENDMENTS.  COURSE OF DEALING.............................................................................71

14-5. POWER OF ATTORNEY..........................................................................................72

14-6. APPLICATION OF PROCEEDS....................................................................................73

14-7. LENDER'S COSTS AND EXPENSES................................................................................73

14-8. COPIES AND FACSIMILES......................................................................................73

14-9. MASSACHUSETTS LAW..........................................................................................74

14-10. CONSENT TO JURISDICTION...................................................................................74

14-11. INDEMNIFICATION...........................................................................................75

14-12. RULES OF CONSTRUCTION.....................................................................................75

14-13. INTENT....................................................................................................76

14-14. MAXIMUM INTEREST RATE.....................................................................................76

14-15. WAIVERS...................................................................................................77




                                    EXHIBITS

         1-6               :        Master Note
         4-8               :        Landlord Lien Waiver
         5-2               :        Related Entities
         5-3               :        Trade Names
         5-4               :        Locations
         5-5               :        Encumbrances
         5-6               :        Indebtedness


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         5-7               :        Insurance Policies
         5-9               :        Leases
         5-12              :        Taxes
         7-1               :        DDA's
         7-2               :        Credit Card Arrangements
         9-4               :        Borrowing Base Certificate
         9-9               :        Covenant Compliance Certificate
         9-12              :        Financial Performance Covenants
         9-13              :        Business Plan
























                                      vii
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===============================================================================

LOAN AND SECURITY AGREEMENT                                    BANKBOSTON, N.A.

===============================================================================

                                                            December 30, 1997

THIS AGREEMENT is made between

         BankBoston Retail Finance Inc. (hereinafter, the "LENDER"), a Delaware corporation with its principal executive offices at 40 Broad Street, Boston, Massachusetts, 02109.

         and

         Tekno Comix, Inc. (hereinafter, the "BORROWER"), a Florida corporation with its principal executive offices at 2255 Glades Road, Suite 237W, Boca Raton, FL 33431-7383.

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

                                   WITNESSETH:

ARTICLE 1 - THE REVOLVING CREDIT

         1-1. ESTABLISHMENT OF REVOLVING CREDIT.

                      (a) The Lender hereby establishes a revolving line of credit (hereinafter, the "REVOLVING CREDIT") in the Borrower's favor pursuant to which the Lender, subject to, and in accordance with, the within Agreement, shall make advances and loans and otherwise provide financial accommodations to and for the account of the Borrower as provided herein. The amount of the Revolving Credit shall be determined by the Lender by reference to Availability, as determined by Lender from time to time hereafter. All loans made by the Lender under this Agreement, and all of the Borrower's other Liabilities to the Lender under or pursuant to this Agreement, are payable as provided herein.

                      (b) As used herein, the term "AVAILABILITY" refers at any time to the lesser of

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(i) or (ii), below, where:

                           (i)      Is the result of:

                                    (A) The Loan Ceiling.

                                            MINUS

                                    (B) The then unpaid principal balance of the
Loan Account.

                                            MINUS

                                    (C) The then aggregate of such Availability
Reserves as may have been established by the Lender as provided herein.

                                            MINUS

                                    (D) The then outstanding Stated Amount of
all L/C's.

                           (ii)     Is the result of:

                                    (A) Up to 50% of the Cost of Acceptable
Inventory between December 25th and August 31st and 55% of Acceptable Inventory between September 1st and December 24th.

                                            MINUS

                                    (B) The then unpaid principal balance of the
Loan Account.

                                            MINUS

                                    (C) The then Aggregate of such Availability
Reserves as may have been established by the Lender as provided herein.

                                            MINUS

                                    (D) The then outstanding Stated Amount of
all L/C's.

                      (c) Availability shall be based upon Borrowing Certificates furnished as provided in Section 9-4, below.

                      (d) The proceeds of borrowings under the Revolving Credit shall be used solely in accordance with the Business Plan for working capital purposes of the Borrower and for Capital Expenditures for existing stores, all solely to the extent permitted by the within Agreement; provided however, that the Borrower shall not use the proceeds of the borrowings under the Revolving Credit to fund any costs (other than the requisite inventory to the extent permitted hereunder) associated with the opening of new stores.

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         1-2. ADVANCES IN EXCESS OF MAXIMUM LOAN EXPOSURE.

         The Lender does not have any obligation to make any loan or advance, or otherwise to provide any credit for the benefit of the Borrower such that the outstanding principal balance of the Loan Account exceeds Maximum Loan Exposure. The making of loans, advances, and credits and the providing of financial accommodations by the Lender in excess of Maximum Loan Exposure is for the benefit of the Borrower and does not affect the obligations of the Borrower hereunder; such loans, advances, credits, and financial accommodations constitute Liabilities. The making of any such loans, advances, and credits and the providing of financial accommodations, on any one occasion such that Maximum Loan Exposure is exceeded shall not obligate the Lender to make any such loans, credits, or advances or to provide any financial accommodation on any other occasion nor to permit such loans, credits, or advances to remain outstanding.

         1-3. RISKS OF VALUE OF INVENTORY.

         The Lender's reference to a given asset in connection with the Lender's making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or monitoring of compliance with the provisions hereof shall not be deemed a determination by the Lender relative to the actual value of an Asset in question. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit. All risks concerning saleability of the Borrower's Inventory are and remain upon the Borrower. All Collateral secures all Liabilities.

         1-4. PROCEDURES UNDER REVOLVING CREDIT.

                      (a) The Borrower may request loans and advances under the Revolving Credit, each in an amount of not less than Ten Thousand Dollars ($10,000.00). Each such request shall be in such manner as may from time to time be acceptable to the Lender.

                      (b) The Lender, subject to the terms and conditions of the within Agreement, will provide the Borrower with the loan so requested, if such request is received by 11:30 AM on

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 a Business Day (defined below), by the end of business on that Business Day;
otherwise, by the end of the then next Business Day, EXCEPT THAT

                                    (A) The very first loan which is made under
the Revolving Credit shall be made on the Business Day next following that on which such loan otherwise would have been made under the foregoing timetable.

                                    (B) If a loan request is made at any time
when, during the then immediately preceding Fifteen (15) days, there has been no unpaid principal balance in the Loan Account on account of loans and advances under the Revolving Credit, the loan so requested shall be made (subject to all other provisions of the within Agreement) no later than the Fifth Business Day after (and not counting) the day on which the loan otherwise would have been made as provided above, except that, the loan shall be made on the next Business Day after such loan request in the event the Borrower has maintained all reporting that is required under the terms of this Agreement.

                           (i)      The Lender may revise the above schedule,
by which loans shall be made, from time to time and will provide Borrower with ten (10) days notice thereof in the absence of an Event of Default.

                      (c) Provided that there is sufficient Availability to support the same, (but subject, however, to Subsection 1-4(i), below (which deals with the effect of a Suspension Event), a loan or advance under the Revolving Credit so requested by the Borrower shall be made by the transfer of the proceeds of such loan or advance to the Funding Account or as otherwise instructed by the Borrower.

                      (d) A loan or advance shall be deemed to have been made under the Revolving Credit upon:

                           (i) the Lender's initiation of the transfer of the
                      proceeds of such loan or advance in accordance with the Borrower's instructions (if such loan or advance is of funds requested by the Borrower), or

                           (ii) the charging of the amount of such loan to the
Loan Account (in all other circumstances).

                      (e) There shall not be any recourse to, nor liability of, the Lender on account of

                           (i) any delay in the Lender's making of any loan or advance requested under the Revolving Credit;

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                      (ii) any delay in the proceeds of any such loan or advance constituting collected funds; or

                      (iii) any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Lender in accordance with wire instructions provided to the Lender by the Borrower.

                      (f) The Lender may rely on any request for a loan or advance or financial accommodation which the Lender, in good faith, believes to have been made by a person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance or to provide any such financial accommodation pending the Lender's being furnished with such documentation concerning that person's authority to act as may be satisfactory to the Lender.

                      (g) A request by the Borrower for any financial accommodation under the Revolving Credit or of the issuance of an L/C shall be irrevocable and shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct:

                           (i) There has been no material adverse change in the Borrower's financial condition from the most recent financial information furnished the Lender pursuant to this Agreement.

                           (ii) The Borrower is in compliance with, and has not breached any of, its covenants contained in this Agreement.

                           (iii) Each representation which is made herein or in any of the Loan Documents (defined below) is then true and complete as of and as if made on the date of such request.

                           (iv) No Suspension Event (defined herein) is then extant.

                      (h) The Borrower shall immediately become indebted to the Lender for the amount of each loan under or pursuant to this Agreement when such loan is deemed to have been made.

                      (i) Upon the occurrence from time to time of any Suspension Event, the Lender may suspend the Revolving Credit immediately and shall not be obligated, during such suspension, to make any loans or to provide any financial accommodation hereunder.

                      (j) (i) The Borrower may request that the Lender cause the issuance of

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L/C's for the account of the Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Lender, and which may include, without limitation, (A) telephone notice to such person as may be designated by the Lender or (B) written notice.

                           (ii) The Lender will endeavor to cause the issuance of any L/C so requested by the Borrower, provided that if so issued:

                                    (A) The aggregate Stated Amount of all L/C's
then outstanding, does not exceed Two Hundred and Fifty Thousand Dollars ($250,000.00).

                                    (B) The expiry of the L/C is not later than
the earlier of Thirty (30) days prior to the Maturity Date or the following:

                                    (I)      Standby's: One (1) year from
                                             initial issuance.

                                    (II)     Documentary's: Sixty (60) days from
                                             issuance.

                                    (C) Maximum Loan Exposure is not exceeded.

                                    (D) The L/C is in form satisfactory to the
Lender.

                           (iii) The Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer (defined below).

                           (iv) There shall not be any recourse to, nor liability of, the Lender on account of

                                    (A) any delay or refusal by an Issuer to
issue an L/C;

                                    (B) any action or inaction of an Issuer on
account of or in respect to, any L/C.

                           (v) The Borrower shall reimburse the Issuer,
immediately upon the drawing under any L/C, for the amount of such drawing. In the event that the Borrower fails to so reimburse the Issuer, the Borrower immediately shall reimburse the Lender for the amount of such drawing. To the extent which the Borrower fails to so reimburse the Issuer or the Lender, the Lender, without the request of the Borrower, may advance under the Revolving Credit any amount which the Borrower is so obligated to pay to the Lender or the Issuer, or for which the Borrower, the Issuer, or the Lender becomes obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not a Suspension Event is then extant or such advance would result in Availability being exceeded. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights under Section 1-7(b), below.


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         1-5.     THE LOAN ACCOUNT.

                      (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Lender, in which Loan Account a record may be kept of all loans made by the Lender to the Borrower under or pursuant to this Agreement and of all payments thereon.

                      (b) The Lender may also keep a record (either in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Lender on account of the Liabilities and of all credits against such amounts so owed.

                      (c) All credits against the Liabilities shall be conditional upon final payment to the Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

                      (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Lender may deem fees, service charges, accrued interest, and other payments as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

                      (e) The Lender, without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Lender is entitled from the Borrower pursuant thereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Availability's being exceeded. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights under Section 1-7(b), below. Any amount which is added to the principal balance of the Loan Account as provided in this Subsection shall bear interest at the interest rate applicable from time to time to the unpaid principal balance of the Loan Account.

                      (f) Any statement rendered by the Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Lender with written objection thereto within twenty (20) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

         1-6. THE MASTER NOTE.

                  The obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by a note (hereinafter, the "MASTER NOTE") in the form of EXHIBIT 1-6, annexed hereto, executed by the Borrower. Neither the original nor a copy of the Master Note shall be required, however, to establish or prove any Liability. In the event that the Master Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender upon receipt of an original affidavit of loss from the Lender.

         1-7. PAYMENT OF LOAN ACCOUNT.

                      (a) The Borrower may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date.

                      (b) The Borrower, without notice or demand from the Lender, shall pay the Lender that amount, from time to time, which is necessary so that the principal balance of the Loan Account does not exceed Maximum Loan Exposure.

                      (c) The Borrower shall repay the then entire unpaid balance of the Loan Account on the Termination Date.

         1-8. INTEREST.

                      (a) The unpaid principal balance of the Loan Account shall bear interest, until repaid (calculated based upon a 360-day year and actual days elapsed), at the aggregate of Base (defined below) plus one percent (1%) per annum during the first twenty-four (24) months from the date hereof and one half of one percent (0.5%) per annum during the next succeeding twenty-four month period until the Maturity Date.

                      (b) Following the occurrence of any Event of Default (and whether or not the Lender exercises the Lender's rights on account of such Event of Default), all loans and advances made under the Revolving Credit shall bear interest, through the earlier of the End

Date or the date on which the Event of Default has been cured (for such defaults that are cureable), at a rate which is the aggregate of that provided for in
Section 1-8(a), above plus Three Percent (3%) per annum.

                      (c)  Accrued interest shall be payable

                          (i) Monthly in arrears on the first day of the month
next following that during which such interest accrued.

                          (ii) On the Termination Date (defined below).

         1-9 COMMITMENT AND FACILITY FEES.

                      (a) As compensation for the Lender's commitment included herein to make loans and advances to the Borrower and as compensation for the Lender's maintenance of sufficient funds available for such purpose, the Lender shall have earned a Commitment Fee (so referred to herein) of One Percent (1%) of the Loan Ceiling, payable in annual installments of Fifty Thousand Dollars ($50,000.00) each. The first such installment shall be due at the execution of the within Agreement and shall be paid with an advance under the Revolving Credit. Subsequent installments shall be due on each December 30th hereafter. In the event of the early termination of the Revolving Credit for any reason, any remaining installments of the Commitment Fee shall be immediately due and payable. Lender acknowledges receipt of Fifteen Thousand Dollars ($15,000.00) from the Borrower which shall be applied to the first installment of the Commitment Fee due at closing; the balance of the first installment Commitment Fee ($35,000.00) shall be due and payable at Closing.

                      (b) In addition to any other fee or expense paid by the Borrower on account of the Revolving Credit, a FACILITY FEE (so referred to herein).

                           (i) The Facility Fee shall be based upon $2,500.00
per month for the period beginning with the execution of the within Agreement and ending on the later of the Maturity Date or the End Date.

                           (ii) The Facility Fee shall be paid as follows:

                                    (A) A proration (of the period beginning
with the date on which the within Agreement is executed and ending on the last day of the month of such execution) of the monthly amount on which the Facility Fee is based shall be paid out of the first advance under the Revolving Credit.

                                    (B) The per month amount on which the
Facility Fee is based shall be paid on the first day of each then succeeding month until the first day of the month in which the Maturity Date occurs.

                                    (C) Subject to Section 1-9(b)(ii)(D), below,
a proration (for the period beginning with the first day of the month in which the Maturity Date occurs) shall be paid on the first day of the month in which the Maturity Date occurs.

                                    (D) In the event of the early termination of
the revolving Credit for any reason, the Borrower shall pay the Lender the above referenced monthly installment of the Facility Fee (subject to adjustment as provided in Section 1-9(c), below) on the first day of each month up to and including the first day of the month during which the End Date occurs.

                      (c) Upon and following the occurrence of any Suspension Event, the Lender may alter the amount of the Facility Fee to a reasonable extent to reflect any increased administration required by reason of changes to the Borrower's financial and business circumstances evidenced by such occurrence. Such increased Facility Fee may include reasonable charges on a per diem, hourly, or other basis to reflect such increased administration.

                      (d) In addition to any other right to which the Lender is then entitled on account thereof, the Lender may assess a reasonable additional fee to the Borrower on account of the Lender's accommodation, from time to time, of the Borrower's request that the Lender depart or dispense with one or more of the administrative provisions of the within Agreement and/or the Borrower's failure to comply with any of such provisions; provided that any additional fee is disclosed to Borrower prior to the accommodation being granted.

                           (i) By way of non-exclusive example, the Lender may
assess a fee on account of any of the following:

                                    (A) The Borrower's failure to pay that
amount which is necessary so that the principal balance of the Loan Account does not exceed Maximum Permitted Exposure (as required under Section 1-7(b), above).

                                    (B) The Lender's providing of a loan or
advance under the Revolving Credit in excess of Availability.

                                    (C) The Lender's providing of a same
Business Day loan requested after the time set forth in Section 1-4(b)(i), above.

                                    (D) The Borrower's failure to provide a
financial statement or
report within the applicable time frame provided for such report under Article 9, below.

                           (ii)     The inclusion of the foregoing right on the
part of the Lender to assess a fee does not constitute an obligation, on the part of the Lender, to waive any provision of the within Agreement under any circumstances. The assessment of any such fee in any particular circumstance shall not constitute the Lender's waiver of any breach of the within Agreement on account of which such fee was assessed nor a course of action on which the Borrower may rely.

                      (e) The Borrower shall not be entitled to any credit, rebate or repayment of any Commitment Fee, Facility Fee, or other fee previously earned by the Lender pursuant to this Section notwithstanding any termination of the within Agreement or suspension or termination of the Lender's obligation to make loans and advances hereunder.

         1-10. LENDER'S DISCRETION.

                      (a) Each reference in the Loan Documents to the Lender's exercise of discretion or the like shall be to the Lender's exercise of its judgment, in good faith (which shall be presumed), based upon the Lender's consideration of such factors as the Lender, taking into account information of which the Lender then has actual knowledge, believes:

                           (i) Will or reasonably could be expected to affect
the value of the Collateral; the enforceability of the Lender's collateral interests therein; or the amount which the Lender would likely realize therefrom (taking into account delays which may possibly be encountered in the Lender's realizing upon the Collateral and likely Costs of Collection).

                           (ii) Indicates that any report or financial
information delivered to the Lender by or on behalf of the Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of the within Agreement.

                           (iii) Suggests an increase in the likelihood that the
Borrower will become the subject of a bankruptcy or insolvency proceeding.

                           (iv) Constitutes a Suspension Event.

                      (b) In the exercise of such judgment, the Lender may also take into account any of the following factors:

                           (i) Those included in, or tested by, the definitions
of "Acceptable Inventory", "Retail", and "Cost".

                           (ii) The current financial and business climate of
the industry in which the Borrower competes (having regard for the Borrower's position in that industry).

                           (iii) General macroeconomic conditions which have a
material effect on the Borrower's cost structure.

                           (iv) Material changes in or to the mix of the
Borrower's Inventory.

                           (v) Seasonality with respect to the Borrower's
Inventory and patterns of retail sales.

                           (vi) Such other factors as the Lender determines as
having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrower.

                      (c) The burden of establishing the Lender's failure to have acted in a reasonable manner in the Lender's exercise of discretion shall be the Borrower's.

         1-11. FEES FOR L/C'S.

                      (a) Prior to the issuance of any L/C, the Borrower shall pay to the Lender a fee for each L/C equal to the greatest of (i) $1,000.00, or
(ii) Two and Three Quarters Percent (2.75%) of the Stated Amount of that L/C, or
(iii) Two and Three Quarters Percent (2.75%) per annum of (for the period commencing with issuance and ending with the scheduled expiry of the subject L/C) the Stated Amount of that L/C.

                      (b) In addition to the fee to be paid as provided in Subsection (a), above, the Borrower shall pay to the Lender (or to the Issuer, if so requested by the Lender), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

         1-12. CONCERNING L/C'S.

                      (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                           (i) the performance by any beneficiary under any L/C of that beneficiary's obligations to the Borrower; or

                           (ii) the form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

                      (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

                      (c) Unless otherwise agreed to, in the particular instance, the Borrower hereby authorizes any Issuer to (i) select an advising bank, if any; (ii) select a paying bank, if any; and (iii) select a negotiating bank.

                      (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrower. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). Neither the Lender nor the Issuer shall have the responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

                      (e) The Lender's and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

                      (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

                      (g) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

                           (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;

and the result of any event referred to in Subsection (i) or (ii), above, shall be to increase the cost to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Lender and delivery by the Lender to the Borrower of a certificate of an officer of the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, such amounts as shall be sufficient to compensate such Issuer for such increased cost. Any Issuer's determination of costs incurred under Subsection (i) or (ii) above, and the allocation, if any, of such costs among the Borrower and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with the officer's certificate, shall be conclusive and binding on the Borrower.

                      (h) The obligations of the Borrower under the within Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                           (i) any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of the within Agreement, any L/C, or any other agreement or instrument relating thereto.

                           (ii) any amendment or waiver of, or consent to the departure from, any L/C.

                           (iii) the existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of any L/C.

                           (iv) any honoring of a drawing under any L/C, which
drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

         1-12.    EARLY TERMINATION FEE.

                           The Revolving Credit my be terminated and paid by the
Borrower at any time. The following early termination fees shall be paid by the Borrower to the Lender if the Revolving Credit is terminated for any reason by the Borrower prior to the Maturity Date: One Percent (1%) of the Loan Ceiling if the Revolving Credit is terminated on or before 11:00 a.m. (EST) on December 30, 1998; One Half of One Percent (0.5%) of the Loan Ceiling if the Revolving Credit is terminated after 11:00 a.m. (EST) December 30, 1998 and on or before 11:00 a.m. December 30, 1999; One Quarter of One Percent (0.25%) of the Loan Ceiling if the Revolving Credit is terminated after 11:00 a.m. (EST) December 30, 1999 and on or before 11:00 a.m. December 30, 2000. There shall be no early terminate fee due if the Revolving Credit its terminated at any time after 11:00 a.m. December 30, 2000.

ARTICLE 2 - GRANT OF SECURITY INTEREST

         2-1.     GRANT OF SECURITY INTEREST.

                      To secure the Borrower's prompt, punctual and faithful performance of all and each of the Borrower's Liabilities, the Borrower hereby grants to the Lender a security interest in and assigns to the Lender a continuing security interest in and to, and assigns to the Lender the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

                      (a)  All Accounts and Accounts Receivable;

                      (b)  All Inventory;

                      (c)  All General Intangibles;

                      (d)  All Goods;

                      (e)  All Chattel Paper;

                      (f) All books, records, and information relating to the Collateral and/or to the operation of the borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained;

                      (g) All Investment Property, Instruments, Documents of Title, Documents, policies and certificates of insurance, Securities, deposits, deposit accounts, impressed accounts, compensating balances, money, cash, or other property;

                      (h) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing (2-1(a) through 2-1(i)), including the right of stoppage in transit.

                      (i) All loans, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (2-1(a) through 2-1(i)), including the right of stoppage in transit.

                      (j) All Leasehold Interests.

         2-2. EXTENT AND DURATION OF SECURITY INTEREST.

                      The within grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Lender and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been irrevocably paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duty authorized officer of the Lender.

ARTICLE 3 - DEFINITIONS

         As herein used, the following terms have the following meanings or are defined in the section of the within Agreement so indicated:

         "ACCEPTABLE INVENTORY": Such of the Borrower's Inventory, and of such types, character, qualities, and quantities (net of Inventory Reserves) as the Lender in its sole discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Lender has a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances.

         "ACCOUNTS" and "ACCOUNTS RECEIVABLE": Include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

         "ACH":  Automated clearing house.

         "ACCOUNT DEBTOR":  Has the meaning given that term in the UCC.

         "AFFILIATE": With respect to any two Persons, a relationship in which
(a) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, Control of the other; or (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

         "AVAILABILITY":  Is defined in Section 1-1(b).

         "AVAILABILITY RESERVES": Such reserves as the Lender from time to time determines in the Lender's discretion as being appropriate to reflect the impediments to the Lender's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                           (i) Rent (based upon past due rent and/or whether or
not Landlord's Waiver, acceptable to the Lender, has been received by the Lender).

                           (ii) In store customer credits.

                           (iii) Payables (based upon payables which are past
due normal trade terms).

                           (iv) Gift Certificates.

                           (v) Frequent Shopper Programs.

                           (vi) Layaways and Customer Deposits.

                           (vii) Taxes and other governmental charges,
including, ad valorem, personal property, and other taxes which may have priority over the security interests of the Lender in the Collateral.

         "BANKRUPTCY CODE":  Title 11, U.S.C., as amended from time to time.

         "BASE": The Base Rate announced from time to time by the BankBoston, N.A. (or any successor in interest to BankBoston, N.A.). In the event that said bank (of any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Lender, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

         "BORROWER":  Is defined in the Preamble.

         "BUSINESS DAY": Any day other than (a) Saturday, Sunday; (b) day on which banks in Boston, Massachusetts or Florida, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Lender is not open to the general public to conduct business.

         "BUSINESS PLAN": The Borrower's business plan annexed hereto as EXHIBIT 9-13, and as amended or supplemented by the Borrower pursuant to Section 9-11 or otherwise.

         "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

         "CAPITAL LEASE": Any lease which may be capitalized in accordance with GAAP.

         "CHATTEL PAPER":  Has the meaning given that term in the UCC.

         "COLLATERAL":  Is defined in Section 2-1.

         "COMMITMENT FEE":  Is defined in Section 1-9.

         "CONCENTRATION ACCOUNT":  Is defined in Section 7-2.

         "CONTROL": The direct or indirect power to direct or cause the direction of the management and policies of another Person, whether through ownership of voting securities, by contract, or otherwise. Included among such powers, with respect to a corporation, are power to cause any of following: (a) the election of a majority of its Board of Directors; (b) the issuance of additional shares of its common stock; (c) the issuance and designation of rights and shares of its preferred stock (if any); (d) the distribution and timing of dividends; (e) the award of performance bonuses to its management; (f) the termination or severance of officers or key employees; and (g) all or any similar matters.

         "COST": The calculated cost of purchases, as determined from invoices received by the Borrower, the Borrower's Purchase Journal or Stock Ledger, based upon the Borrower's accounting practices, known to the Lender, which practices are in effect on the date on which the within Agreement was executed. "Cost" does not include inventory capitalization costs, but may include other charges used in the Borrower's determination of cost of goods sold.

         "COST FACTOR": The result of 1 minus the Borrower's then cumulative markup percent derived from the Borrower's purchase journal on a rolling 12 month basis.

         "COSTS OF COLLECTION": Includes without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are related to or in respect of the Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the

Liabilities, and/or the Lender's Rights and Remedies and/or any of the Lender's rights and remedies against any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at the Lender's option may bear interest at the highest post-default rate which the Lender may charge the Borrower hereunder as if such had been lent, advanced, and credited by the Lender to, or for the benefit of, the Borrower.

         "DDA": Any checking or other depository account maintained by the Borrower.

         "DOCUMENTS": Has the meaning given that term in the UCC.

         "DOCUMENTS OF TITLE": Has the meaning given that term in the UCC.

         "EBITDA": The Borrower's earnings from continuing operations, before interest, taxes, depreciation, and amortization, each as determined in accordance with GAAP.

         "EMPLOYEE BENEFIT PLAN": As defined in ERISA.

         "ENCUMBRANCE": Each of the following:

                      (a) security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

                      (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

         "END DATE": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of the Lender to make loans and advances and to provide other financial accommodations to the Borrower hereunder have been irrevocably terminated.

         "ENVIRONMENTAL LAWS": (a) Any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as is now or hereafter in effect; and (b) the common law relating to damage to persons or property from Hazardous Materials.

         "EQUIPMENT": includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions, additions thereto, and substitutions therefor.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE": Any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under
Section 414 of the Internal Revenue Code of 1986, as amended.

         "EVENTS OF DEFAULT": Is defined in Article 10.

         "EXECUTIVE AGREEMENT": Any agreement or understanding (whether or not written) to which the Borrower is a party or by which the Borrower may be bound, which agreement or understanding relates to Executive Pay.

         "EXECUTIVE OFFICER": Each of Mitchell Rubenstein, Laurie S. Silvers and Marci Yumes and any other Person who (without regard to title) is the successor to any of the foregoing or who exercises a substantial portion of the authority being exercised, at the execution of the within Agreement, by any of the foregoing or a combination of the such authority of more than one of the foregoing or who otherwise has Control of the Borrower.

         "EXECUTIVE PAY": All salary, bonuses, and other value directly or indirectly provided by or on behalf of the Borrower to or for the benefit of any Executive Officer or any Affiliate, spouse, parent, or child of any Executive Officer.

         "FACILITY FEE":  Is defined in Section 1-9(b).

         "FIXTURES":  Has the meaning given that term in the UCC.

         "FUNDING ACCOUNT":  Is defined in  Section 7-3.

         "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

         "GENERAL INTANGIBLES": includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all good will relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

         "GOODS":  Has the meaning given that term in the UCC.

         "GROSS MARGIN": With respect to the subject accounting period for which being calculated the following (determined in accordance with the retail method of accounting):

                        SALES (MINUS) COST OF GOODS SOLD

                                      Sales

         "HAZARDOUS MATERIALS": Any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

         "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

                      (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

                      (b) For the payment of the purchase price of goods or services deferred for more than thirty (30) days beyond then current trade terms provided to such person by the supplier of such goods or services.

                      (c) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such person or reimbursement on account of which such Person would be obligated).

                      (d) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

                      (e) On account of deposits or advances.

                      (f) As lessee under Capital Leases.

                  "Indebtedness" of any Person shall also include:

                      (g) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                      (h) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

                      (i) The Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

         "INDEMNIFIED PERSON":  Is defined in Section 14-11.

         "INSTRUMENTS":  Has the meaning given that term in the UCC.

         "INVENTORY": Includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrower, or used or consumed or to be used or consumed in the Borrower's business; Goods of said description in transit; returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

         "INVENTORY RESERVES": Such Reserves as may be established from time to time by the Lender in the Lender's discretion with respect to the determination of the saleability, at retail, of the Acceptable Inventory or which reflect such other factors as affect the market value of the Acceptable Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                           (i) Obsolescence (determined based upon inventory on
hand beyond a given number of days).

                           (ii) Seasonality.

                           (iii) Shrinkage.

                           (iv) Imbalance.

                           (v) Change in Inventory character.

                           (vi) Change in Inventory composition.

                           (vii) Change in Inventory mix.

                           (viii) Markdowns (both permanent and point of sale).

                           (ix) Retail markons and markups inconsistent with
prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

         "ISSUER":  The issuer of any L/C.

         "L/C": Any letter of credit, the issuance of which is procured by the Lender for the account of the Borrower and any acceptance made on account of such letter of credit.

         "INVESTMENT PROPERTY":  Has the meaning given that term in the UCC.

         "LANDLORD LIEN STATE": Any state or other jurisdiction under whose statutory or common law the rights of a landlord in assets of that landlord's tenant, for unpaid rent, may be senior to a perfected security interest in such assets.

         "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

         "LENDER":  Is defined in Preamble.

         "LENDER'S RIGHTS AND REMEDIES":  Is defined in Section 11-6.

         "LIABILITIES": Includes, without limitation, all and each of the following, whether now existing or hereafter arising:

                      (a) Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Lender, each of every kind, nature, and description.

                      (b) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender (including all future advances whether or not made pursuant to a commitment by the Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower.

                      (c) All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender, each of every kind, nature, and description.

                      (d) All interest, fees, and charges and other amounts which may be charged by the Lender to the Borrower and/or which may be due from the Borrower to the Lender from time to time.

                      (e) All costs and expenses incurred or paid by the Lender in respect of any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

                      (f) Any and all covenants of the Borrower to or with the Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender.

         "LOAN ACCOUNT":  Is defined in Section 1-5.

         "LOAN CEILING":  Five Million Dollars ($5,000,000).

         "LOAN DOCUMENTS": The within Agreement, each instrument and document executed and/or delivered as contemplated by Article 4, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby, as each may be amended from time to time.

         "LOCAL DDA": A depository account maintained by the Borrower, the only contents of which may be transfers FROM the Funding Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

         "MASTER NOTE":  Is defined in Section 1-6.

         "MATURITY DATE":  Forty-Eight months from the date of this Agreement.

         "MAXIMUM LOAN EXPOSURE": The lesser, on any day, of the following, in each instance determined NET of the unpaid principal balance of the Loan Account on that day: (a) the amount determined in accordance with Section 1-1(b)(i) or
(b) the amount determined in accordance with Section 1-1(b)(ii), above. Notwithstanding anything contained herein to the contrary, the Maximum Loan Exposure shall not exceed One Million Dollars ($1,000,000.00) until the Lender is satisfied, in its sole discretion, that the Borrower has installed adequate systems for monitoring the Collateral.

         "ONE TURN STATE": Any state or other jurisdiction under whose statutory or common law the relative priority of the rights of a landlord in assets of that landlord's tenant, for unpaid rent, vis a vis the rights of the holder of a perfected security interest therein is dependent upon whether such security interest arose prior or subsequent to the subject asset's coming onto the demised premises.

         "PARTICIPANT":  Is defined in Section 14-14, below.

         "PERCENTAGE POINTS": The number of whole (and, if indicated, fractions -or decimal equivalents-of) integers of a percentage referred to in a financial performance covenant which consists of a ratio. For example, if a projected ratio were 40% and the actual ratio turned out to be 48.3%, the variance would be 8.3 Percentage Points.

         "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         "PROCEEDS": Include, without limitation, "Proceeds" as defined in the UCC (defined below), and each type of property described in Section 2-1, above.

         "RECEIPTS": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

         "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of the Borrower's Accounts, Accounts Receivable, contract rights, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Securities, L/Cs for the benefit of the Borrower, and bankers' acceptances held by the Borrower, and any rights to payment.

         "RELATED ENTITY":

                      (a) Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; Controls or is Controlled by the Borrower or by any Affiliate of the Borrower.

                      (b)  Any Affiliate.

         "REQUIREMENT OF LAW":  As to any Person:

                      (a)(i) All statutes, rules, regulations, orders or other requirements having the force of law and (ii) court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance (i) and (ii) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel or other body which has jurisdiction over such Person, or any property of such Person, or of any other person for whose conduct such Person would be responsible.

                      (b) That Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and

                      (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

         "RESOURCES":  All (if any) Available Reserves and Inventory Reserves.

         "RETAIL": The Cost of Inventory divided by the Cost Factor, except that, for purposes of the determination of "Availability", the Cost of Inventory shall be the Cost of Acceptable Inventory.

         "REVOLVING CREDIT":  Is defined in Section 1-1.

         "SECURITIES":  Has the meaning given that term in the UCC.

         "STATED AMOUNT":  The maximum amount for which an L/C may be honored.

         "SUSPENSION EVENT": Any occurrence, circumstance, or state of facts which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

         "TANGIBLE NET WORTH": The result, on the day on which compliance with any financial performance covenant applicable to Tangible Net Worth is being determined, of (a) the difference between the Borrower's assets and its liabilities, respectively as would be reflected on a balance sheet prepared in accordance with the requirements of Section 9-1(b), below, MINUS (b) the aggregate of those of the Borrower's assets as may be deemed intangible in accordance with GAAP.

         "TERMINATION DATE": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10-11, below; or (c) the Lender's notice to the Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10-11, below.

         "UCC": the Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106).

ARTICLE 4 - CONDITIONS PRECEDENT

         Precedent to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, the documents respectively described in Sections 4-1 through and including 4-5, each in form an substance satisfactory to the Lender shall have been delivered to the Lender, and the conditions respectively described in Sections 4-6 through and including 4-13, shall have been satisfied:

         4-1.     CORPORATE DUE DILIGENCE.

                      (a) A Certificate of corporate good standing issued by the Secretary of State of Florida.

                      (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of the Borrower's business conducted or assets owned could require such qualification.

                      (c) A Certificate of the Borrower's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

         4-2.     OPINION.

                  An opinion of counsel to the Borrower in form and substance satisfactory to the Lender.

         4-3.     ADDITIONAL DOCUMENTS.

                  Such additional instruments and documents as the Lender or its counsel reasonably may require or request.

         4-4.     KEY LIFE POLICIES.

                  The Collateral Assignment to the Lender of policies on the lives of the following persons for the amounts stated:

                  Mitchell Rubenstein:               $500,000.00
                  Laurie S. Silvers:                 $500,000.00

                  Any proceeds of such policies received by Lender shall be applied by Lender to the Liabilities in accordance with the terms of this Agreement. In the event that there are no Liabilities to Lender outstanding and Borrower has obtained and assigned to Lender such key life insurance policy as is required by Section 10-16 hereof, Lender shall turnover such proceeds to Borrower.

         4-5.     OFFICERS' CERTIFICATES.

                  Certificates executed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Borrower and stating that the representations and warranties made by the Borrower to the Lender in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

         4-6.     REPRESENTATIONS AND WARRANTIES.

                  Each of the representations made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by any or on behalf of the Borrower shall be true and complete as of the date as of which such representation or warranty was made.

         4-7.     MINIMUM EXCESS AVAILABILITY.

                  Availability, after giving effect to the first loans and advances to be made under the Revolving Credit; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and L/C's to be issued at, or immediately subsequent to, the establishment of such credit facility, is not less than Three Hundred Thousand Dollars ($300,000.00).

         4-8.     NO EVENT OF DEFAULT.

                  No event shall have occurred, or failed to occur, which occurrence or which failure constitutes, or which, solely with the passage of time or the giving of notice (or both) would constitute, an Event of Default.

         4-9.     NO ADVERSE CHANGE.

                  No event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon the Borrower's financial condition, operating results, or cash flows from the Borrower's financial condition at September 30. 1997.

         4-10.    LANDLORD LIEN WAIVERS.

                  Landlord Lien Waivers, in a form attached hereto as EXHIBIT 4-8, from each of the Borrower's landlords.

         4-11.    THIRD PARTY EQUIPMENT LENDERS.

                  Executed Triparty agreements with third party lenders and lessors of furniture, fixtures, and equipment, Lender, and Borrower permitting Lender to use the encumbered assets during any liquidation.

         4.12     UNLIMITED GUARANTY.

                  Executed Unlimited Guaranty of Big Entertainment, Inc. in a form satisfactory to Lender.

         4-13.    WARRANT.

                  Executed Warrant from Big Entertainment, Inc. granting the Lender the right to acquire Thirty Thousand (30,000) shares of common stock of Big Entertainment at a per share strike price of One Hundred and Fifty Percent (150%) of the average trading price for the twenty (20) trading day period prior to the date of this Agreement, exercisable within five (5) years from the date of this Agreement .

No document shall be deemed delivered to the Lender until received and accepted by the Lender at its head offices in Boston, Massachusetts. Under no circumstances will the within Agreement take effect until executed and accepted by the Lender at said head office.

ARTICLE 5 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         To induce the Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in the within Agreement.

         5-1.     PAYMENT AND PERFORMANCE OF LIABILITIES.

                  The Borrower shall pay each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         5-2.     DUE ORGANIZATION - CORPORATE AUTHORIZATION - NO CONFLICTS.

                      (a) The Borrower is and shall remain in good standing as a Florida corporation and is and shall remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary.

                      (b) Each Related Entity is listed on EXHIBIT 5-2, annexed hereto. Each

Related Entity is and shall hereafter remain in good standing in the State in which incorporated and is and shall hereafter remain duly qualified in which other State in which, by reason of that entity's assets or the operation of such entity's business, such qualification may be necessary. The Borrower shall provide the Lender with prior written notice of any entity's becoming or ceasing to be a parent company or subsidiary of Borrower.

                      (c) The Borrower has all requisite corporate power and authority to execute and deliver to the Lender those Loan Documents to which the Borrower is a party and has and will retain all requisite corporate power to perform any and all Liabilities.

                      (d) The execution and delivery by the borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security and mortgage interests by the Borrower as contemplated hereby); the Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of proceeds thereof:

                           (i) Have been duly authorized by all necessary
corporate action;

                           (ii) Do not, and will not, contravene in any material
respect any provision of any Requirement of Law or obligation of the Borrower;
and

                           (iii)    Will not result in the creation or
imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower except pursuant to the Loan Documents.

                      (e) The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         5-3.     TRADE NAMES

                      (a)  EXHIBIT 5-3, annexed hereto, is a listing of:

                           (i)      All names under which the Borrower ever
conducted its business.

                           (ii)     All entities and/or Persons with whom the
Borrower ever consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or Person's assets.

                      (b) Except (i) upon not less than twenty-one (21) days prior written notice given the Lender, and (ii) in compliance with all other provisions of the within Agreement, the s


Borrower will not undertake or commit to undertake any action such that the results of that action, if undertaken prior to the date of this Agreement, would have been reflected on EXHIBIT 5-3.

                      (c) The conduct by the Borrower of the Borrower's business does not infringe on the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

                      (d) The Borrower owns and possesses, or has the right to use all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business.

         5-4. LOCATIONS, LANDLORD'S WAIVERS.

                      (a) The Collateral, and the books, records, and papers of Borrower pertaining thereto, are kept and maintained solely at the chief executive offices of the borrower stated in the Preamble of this Agreement, and at those locations which are listed on EXHIBIT 5-4, annexed hereto, which
EXHIBIT includes all service bureaus with which any such records are maintained and the names and addresses of each of the Borrower's landlords. Except (i) to accomplish sales of Inventory in the ordinary course of business or (ii) to utilize such of the collateral as is removed from such locations in the ordinary course of business (such as motor vehicles), the Borrower shall not remove any Collateral from said chief executive offices or those locations listed on
EXHIBIT 5-4.

                      (b) At the execution of the within Agreement or anytime hereinafter, the Lender may establish an Availability Reserve for up to Ninety
(90) days rent for each of the Borrower's locations in a Landlord Lien State or in a One Turn State. Such Availability Reserve shall be reduced or eliminated as follows:

                           (i) With respect to locations in One Turn States:
One Hundred Twenty (120) days after the execution of the within Agreement.

                           (ii) With respect to locations in Landlord Lien
States: Upon the furnishing to the Lender of a waiver or subordination (reasonably satisfactory to the Lender) by the landlord for the subject location.

Without duplication of any Availability Reserve described above, the Lender may establish an Availability Reserve for unpaid rent.

                      (c) The Borrower will not, (x) except with the consent of the Lender after thirty (30) days written notice, which consent will not be unreasonably withheld or (y) unless contemplated by the Borrower's Business
Plan:

                           (i)      Execute, alter, modify, or amend any Lease.

                           (ii)     Commit to, or open or close any location at
which the Borrower maintains, offers for sale, or stores any of the Collateral.

The Lender may condition its consent to the opening of any location pursuant to this Subsection 5-4(c)(ii) upon the Borrower obtaining, in the Lender's opinion, adequate amounts of additional capitalization.

                      (d) Except as otherwise disclosed pursuant to, or permitted by, this Section 5-4, no tangible personal property of the Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

         5-5.     TITLE TO ASSETS.

                      (a) The Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following:

                           (i) The security interest created herein,

                           (ii) Those Encumbrances (if any) listed on EXHIBIT
5-5, annexed hereto.

                      (b) The Borrower does not and shall not have possession of any property on consignment to the Borrower.

         5-6.     INDEBTEDNESS.

                  The Borrower does not and shall not hereafter have any indebtedness with the exceptions of:

                      (a)  Any indebtedness to the Lender.

                      (b) The Indebtedness (if any) listed on EXHIBIT 5-6, annexed hereto.

                      (c) Any Indebtedness for equipment and buildout financing contemplated by the Borrower's Business Plan.

         5-7. INSURANCE POLICIES.

                      (a) EXHIBIT 5-7, annexed hereto, is a schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrower is in default or violation of any such policy.

                      (b) The Borrower shall have and maintain insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Lender. The coverage reflected on EXHIBIT 5-7 presently satisfies the foregoing requirements, it being recognized by the Borrower, however, that such requirements may change hereafter to reflect changing circumstances. All insurance carried by the Borrower shall provide for a minimum of sixty (60) days' written notice of cancellation to the Lender and all such insurance which covers the Collateral shall include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to maintain insurance as required herein, the Lender, at its option, may obtain such insurance, PROVIDED, HOWEVER, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower with the foregoing insurance provisions.

                      (c) The Borrower shall advise the Lender of each claim in excess of $25,000.00 made by the Borrower under any policy of insurance which covers the Collateral and will permit the Lender, at the Lender's option in each instance, with notice to the Borrower, to conduct the adjustment of each such claim (and of all claims following the occurrence of any Suspension Event). The Borrower hereby appoints the Lender as the Borrower's attorney in fact to obtain, adjust, settle, and cancel any insurance which covers the Collateral described in this section and to endorse in favor of the Lender any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender. The Lender shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith. The Lender may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Lender may reasonably determine.

                      (d) The Borrower shall maintain at all times those policies of insurance obtained by the Borrower and assigned to the Lender as required by Section 4-4, above.

         5-8.     LICENSES.

                  Each license, distributorship, franchise, and similar agreement issued to, or to which the Borrower is a party is in full force and effect. No party to any such license or agreement is in default or violation thereof. The Borrower has not received any notice or threat of cancellation of any such license or agreement.

         5-9.     LEASES.

                  EXHIBIT 5-9, annexed hereto, is a schedule of all presently effective Leases and Capital Leases, each of which is in full force and effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and the Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrower hereby authorizes the Lender at any time and from time to time to contact any of the Borrower's landlords in order to confirm the Borrower's continued compliance with the terms and conditions of the Lease(s) between the Borrower and that landlord and to discuss such issues, concerning the Borrower's occupancy under such Lease(s), as the Lender may determine.

         5-10.    REQUIREMENTS OF LAW.

                  The Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, in all material respects all Requirements of Law. The Borrower has not received any notice of any material violation of any Requirement of Law (whether or not such violation is material), which violation has not been cured or otherwise remedied.

         5-11.    MAINTAIN PROPERTIES.

                  The Borrower shall

                      (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

                      (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

                      (c) Not use any of the Collateral in violation of any policy of insurance thereon.

                      (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                           (i) The sale of Inventory in compliance with the within Agreement.

                           (ii)     The turning over to the Lender of all
         Receipts as provided   herein.

         5-12. PAY TAXES.

                      (a) The federal income tax returns of the Borrower have been audited by the Internal Revenue Service (or closed by applicable statutes) for all fiscal years through and including the Borrowers taxable year referenced on EXHIBIT 5-12, annexed hereto, and all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service.

                      (b) All returns of the Borrower for state and local income, excise, sales, and other taxes have been audited (or closed by applicable statutes) for all fiscal years through and including the Borrower's taxable year referenced on EXHIBIT 5-12, annexed hereto, and all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of any state taxing authority to assert a deficiency or make any other claim for or in respect to any such state taxes. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any state or local taxing authority.

                      (c) Except as disclosed on said EXHIBIT 5-12, there are no examinations of or with respect to the Borrower presently being conducted by the Internal Revenue Service or any state taxing authority.

                      (d) The Borrower has and shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of the Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated to so file.

                      (e) At its option, the Lender may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrower or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of the Borrower's Employee Benefit Plan as the Lender, in the Lender's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, PROVIDED, HOWEVER, the Lender's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have made such payment.

         5-13.    NO MARGIN STOCK.

                  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations G,U,T and X. of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         5-14. ERISA.

                  Neither the Borrower nor any ERISA Affiliate ever has or hereafter shall:

                           (a) Violate or fail to be in full compliance with the
Borrower's Employee Benefit Plan.

                           (b) Fail timely to file all reports and filings
required by ERISA to be filed by the Borrower.

                           (c) Engage in any "prohibited transactions" or
"reportable events" (respectively as described in ERISA).

                           (d) Engage in, or commit, any act such that a tax or
penalty could be imposed upon the Borrower on account thereof pursuant to ERISA.

                           (e) Accumulate any material funding deficiency within
the meaning of ERISA.

                           (f) Terminate any Employee Benefit Plan such that a
lien could be asserted against any assets of the Borrower on account thereof pursuant to ERISA.

                           (g) Be a member of, contribute to, or have any
obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

         5-15.    HAZARDOUS MATERIALS.

                      (a) The Borrower has never: (i) to the best of the Borrower's knowledge, been legally responsible for any release or threat of release of any Hazardous Material or (ii) received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by the Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

                      (b) The Borrower shall: (i) dispose of any Hazardous Material only in compliance with all Environmental Laws and (ii) not store any site or vessel occupied or operated by the Borrower and not transport or arrange for the transport of any Hazardous Materials, except if such storage or transport is in the ordinary course of the Borrower's business and is in compliance with all Environmental Laws.

                      (c) The Borrower shall provide the Lender with written notice upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrower may be liable.

         5-16.    LITIGATION.

                  There is not presently pending or threatened by or against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

         5-17.    DIVIDENDS OR INVESTMENTS.

                  The Borrower shall not without the Lender's prior written consent
                      (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock.

                      (b) Redeem or acquire any of the Borrower's capital stock.

                      (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity.

                      (d) Merge or consolidate with or into any other entity or consolidate with or into any other corporation or other entity where the Borrower's credit is impaired.

                      (e) Consolidate any of the Borrower's operations with those of any other corporation or other entity.

                      (f) Organize or create any Related Entity.

                      (g) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

         5-18.    LOANS.

                  The Borrower shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, PROVIDED, HOWEVER, the foregoing does not prohibit any of the following:

                      (a) Advance payments made to the Borrower's suppliers in the ordinary course.

                      (b) Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

         5-19. PROTECTION OF ASSETS.

                 The Lender, at the Lender's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Lender may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that Lender had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Lender, on demand, or the Lender, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Lender pursuant to this section. The obligation of the Borrower to pay such amounts is a Liability.

         5-20.    LINE OF BUSINESS.

                  The Borrower shall not engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.

         5-21.    AFFILIATE TRANSACTIONS.

                  The Borrower shall not make any payment, nor give any value to any Related Entity except for goods and services actually purchased by the Borrower from, or sold by the Borrower to, such Related Entity for a price which shall

                      (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations, each as amended; and

                      (b) not differ from that which would have been charged in an arms length transaction.

         5-22.    DELETED.

         5-23.    ADDITIONAL ASSURANCES.

                      (a) The Borrower is not the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 4) will not be subject to a perfected security interest in favor of the Lender (subject only to those Encumbrances (if any) described on EXHIBIT 5-5, annexed hereto) to secure the Liabilities.

                      (b) The Borrower will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such perfected security interest in favor of the Lender to secure the Liabilities (subject only to Encumbrances (if any) permitted pursuant to Section 5-5, above).

                      (c) The Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may reasonably request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender's security interest in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. The Borrower shall execute all such instruments as may be reasonably required by the Lender with respect to the recordation and/or perfection of the security interests created herein.

                      (d) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 5-23 shall be sufficient for filing to perfect the security interests granted therein.

         5-24.    ADEQUACY OF DISCLOSURE.

                      (a) All financial statements furnished to the Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

                      (b) Except as set forth in Exhibit 5-24, the Borrower does not have any contingent obligations or obligation under any Lease or capital lease which is not noted in the Borrower's financial statements furnished to the Lender prior to the execution of the within Agreement.

                      (c) No document, instrument, agreement, or paper now or hereafter given the Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the Lender's execution of the within Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Lender.

         5-25. OTHER COVENANTS.

                  The Borrower shall not indirectly do or cause to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.

ARTICLE  6 - USE AND COLLECTION OF COLLATERAL.

         6-1.     USE OF COLLATERAL.

                      (a) The Borrower shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrower's business in the ordinary course and shall not engage in sales or other dispositions to creditors; sales or other dispositions in bulk, and any use of any of the Inventory in breach of any provision of this Agreement.

                      (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrower's customary return policy applicable to the return of inventory purchased by the Borrower's retail customers in the ordinary course, such Inventory may be returned to the Borrower without the consent of the Lender.

         6-2.     INVENTORY QUALITY.

                  All Inventory now owned or hereafter acquired by the Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

         6-3.     ADJUSTMENTS AND ALLOWANCES.

                  The Borrower may grant such adjustments to Borrower's Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Lender's written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice, PROVIDED, HOWEVER, the authority granted the Borrower pursuant to this Section 6-3 may be limited or terminated by the Lender at any time in the Lender's discretion.

         6-4.     VALIDITY OF ACCOUNTS.

                      (a) The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrower.

                      (b) The Borrower has no knowledge of any impairment of the validity or collectibility of any of the Accounts and shall notify the Lender of any such fact immediately after Borrower becomes aware of any such impairment.

                      (c) The Borrower shall not post any bond to secure the Borrower's performance under any agreement to which the Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of the Borrower (other than to the Lender) in the event of the Borrower's failure so to perform.

         6-5.     NOTIFICATION TO ACCOUNT DEBTORS.

                  The Lender shall have the right at any time (whether or not an Event of Default has occurred) to notify any of the Borrower's Account Debtors to make payment directly to the Lender and to collect all amounts due on account of the Collateral.

ARTICLE 7 - CASH MANAGEMENT

         7-1.     DEPOSITORY ACCOUNTS.

                      (a) Annexed hereto as EXHIBIT 7-1 is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

                      (b) The Borrower shall deliver to the Lender, as a condition to the effectiveness of the within Agreement:

                           (i)      Proof of the mailing, to each depository
institution with which any DDA is maintained (other than the Funding Account or any Local DDA) of notification (in form satisfactory to the Lender) of the Lender's interest in such DDA.

                           (ii)     An agreement (in form satisfactory to the
Lender) with any depository institution at which both any DDA (other than the Funding Account) and the Funding Account is maintained.

                      (c) The Borrower will not establish any DDA hereafter (other than a Local DDA) unless the Borrower, contemporaneous with such establishment, delivers to the Lender an agreement (in form satisfactory to the Lender) executed on behalf of the depository with which such DDA is being established.

         7-2.     CREDIT CARD RECEIPTS.

                      (a) Annexed hereto as EXHIBIT 7-2, is a Schedule which describes all arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of all credit card charges for sales by the Borrower.

                      (b) The Borrower shall deliver to the Lender, as a condition to the effectiveness of the within Agreement, proof of the mailing to each of the Borrower's credit card clearinghouses and processors of notice (in form satisfactory to the Lender), which notice provides that payment of all credit card charges submitted by the Borrower to that clearinghouse or other processor and any other amount payable to the Borrower by such clearinghouse or other processor shall be directed to such account as may be designated by the Borrower in such notice. The Borrower shall not change such direction or designation except upon and with the prior written consent of the Lender.

         7-3.     THE CONCENTRATION AND THE FUNDING ACCOUNTS.

                      (a) The following checking accounts have been or will be established (and are so referred o herein):

                           (i)      THE CONCENTRATION ACCOUNT:  Established by
the Lender with BankBoston, N.A..

                           (ii)     THE FUNDING ACCOUNT:   Established by the
Borrower with Barnett Bank of Florida, N.A.

                      (b) The contents of the Concentration Account constitutes Collateral and Proceeds of Collateral.

                      (c) The Borrower shall pay all fees and charges of, and maintain such impressed balances as may be required by, any bank in which any account is opened as required hereby (even if such account is opened by the Lender).

         7-4.     PROCEEDS AND COLLECTION OF ACCOUNTS.

                      (a) All Receipts constitute Collateral and proceeds of Collateral and shall be held in trust by the Borrower for the Lender; shall not be commingled with any of the Borrower's other funds; and shall be deposited and/or transferred only to the Concentration Account.

                      (b) The Borrower shall cause the ACH or wire transfer to the Concentration Account, no less frequently than bi-weekly, except for the Borrower's stores exceeding 2,500 square feet during the period from December 1 through December 24, in which case such transfer shall be daily (and whether or not there is then an outstanding balance in the Loan Account) of

                           (i)      the then collected contents of each DDA
(net of such minimum balance, not to exceed $750.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained), other than (A) any Local DDA and (B) the Funding Account; and

                           (ii)     the proceeds of all credit card charges not
otherwise provided for pursuant hereto. Telephone advice (confirmed by written notice) shall be provided to the Lender on each Business Day on which any such transfer is made.

                      (c) In the event that, notwithstanding the provisions of this Section 7-4, the Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrower for the Lender and shall not be commingled with any of the Borrower's other funds or deposited in any account of the Borrower other than as instructed by the Lender.

         7-5.     PAYMENT OF LIABILITIES.

                      (a) On each Business Day, the Lender shall apply, towards the Liabilities, the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained), PROVIDED, HOWEVER, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made One (1) Business Day after such transfer.

                      (b) The Lender shall transfer to the Funding Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7-5(a), above (less those amounts which are to be netted out, as provided therein)

PROVIDED, HOWEVER, in the event that both (i) a Suspension Event has occurred and (ii) one or more L/C's are then outstanding, the Lender may establish a funded reserve of up to 110% of the aggregate Stated Amounts of such L/C's.

         7-6.     THE FUNDING ACCOUNT.

                  Except as otherwise specifically provided in, or permitted by, the within Agreement, all checks shall be drawn by the Borrower upon, and other disbursements made by the Borrower solely from, the Funding Account.

ARTICLE 8 - LENDER AS BORROWER'S ATTORNEY-IN-FACT.

         8-1.     APPOINTMENT AS ATTORNEY-IN-FACT.

                  Upon the occurrence of an Event of Default and only to the extent of the Borrower's Liabilities hereunder, the Borrower hereby irrevocably constitutes and appoints the Lender as the Borrower's true and lawful attorney, with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Lender. The rights and powers granted the Lender by the within appointment include but are not limited to the right and power to:

                      (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

                      (b) Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Lender shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the Borrower whom the Lender determines to be the appropriate person to whom to so turn over such mail.

                      (c) Endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

                      (d) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

                      (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.

                      (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

                      (g) Use, license or transfer any or all General Intangibles of the Borrower.

                      (h) Sign and file or record any financing or other statements in order to perfect or protect the Lender's security interest in the Collateral.

         8-2.     NO OBLIGATION TO ACT.

                  The Lender shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 8-1 herein, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in an judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

ARTICLE 9 - FINANCIAL AND OTHER REPORTING REQUIREMENTS/FINANCIAL COVENANTS.

         9-1.     MAINTAIN RECORDS.

                  The Borrower shall

                      (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

                      (b) Timely provide the Lender with those financial reports, statements, and schedules required by this Article 9 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the period(s) covered therein.

                      (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

                      (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.

                      (e) Not change the Borrower's fiscal year. (f) Not change the Borrower's taxpayer identification number.

         9-2.     ACCESS TO RECORDS.

                      (a) The Borrower shall accord the Lender and the Lender's representatives with access from time to time as the Lender and such representatives may reasonably require to all properties owned by or over which the Borrower has control. The Lender, and the Lender's representatives, shall have the right, and the Borrower will permit the Lender and such representatives from time to time as the Lender and such representatives may reasonably request, to examine, inspect, copy, and make extracts from any and all of the books, records, electronically stored data, papers, and files of the Borrower and of each Related Entity. The Borrower shall, and shall cause each Related Entity to, make all of the Borrower's copying facilities available to the Lender.

                      (b) The Borrower hereby authorizes the Lender and the Lender's representatives to:


                           (i) Inspect, copy, duplicate, review, cause to be
reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, or to any Related Entity, which information or data is in the possession of the Borrower or any Related Entity or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Lender and the Lender's representatives with respect thereto.

                            (ii)     Verify at any time the Collateral or any
portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral.

         9-3.     IMMEDIATE NOTICE TO LENDER.

                      (a) The Borrower shall provide the Lender with written notice immediately upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                           (i) Any change in the Borrower's Executive Officers,
officers, directors, or key employees.

                           (ii) The completion of any physical count of the
Borrower's Inventory (together with a copy of the certified results thereof).

                           (iii) Any ceasing of the Borrower's making of
payment, in the ordinary course, to any of its creditors (including the ceasing of the making of such payments on account of a dispute with the subject creditor).

                           (iv) Any failure by the Borrower to pay rent at any
of the Borrower's locations, which failure continues for more than three (3) days following the day on which such rent first came due.

                           (v) Any material change in the business, operations,
or financial affairs of the Borrower.

                           (vi) The occurrence of any Suspension Event.

                           (vii) Any intention on the part of the Borrower to
discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 9-1(d)).

                           (viii) Any litigation which, if determined adversely
to the Borrower, might have a material adverse effect on the financial condition of the Borrower.

                      (b) The Borrower shall:

                           (i) Provide the Lender, when so distributed, with
copies of any materials distributed to the shareholders of the Borrower (qua such shareholders).

                           (ii) Add the Lender as an addressee on all mailing
lists maintained by or for the Borrower.

                           (iii) At the request of the Lender, from time to
time, provide the Lender with copies of all advertising (including copies of all print advertising and duplicate tapes of all such video and radio advertising).

                           (iv) Provide the Lender, when received by the
Borrower, with a copy of any management letter or similar communications from any accountant of the Borrower.

         9-4.     DAILY BORROWING BASE CERTIFICATE.

                  The Borrower shall provide the Lender, daily with a Borrowing Base Certificate (in the form of EXHIBIT 9-4(A) (to be used during period prior to the Borrower implementing a new inventory control system) or EXHIBIT 9-4(B) (to be used after the borrower has implemented a new inventory control system)). annexed hereto, as such form may be revised from time to time by the Lender). Such Certificate may be sent to the Lender by facsimile transmission, provided that the original thereof is forwarded to the Lender on the data of such transmission.

         9-5.     WEEKLY REPORTS.

                  Weekly, on the Wednesday of each week (as of the then immediately preceding Sunday) the Borrower shall provide the Lender with a sales audit report, and, prior to the Borrower implementing its new collateral monitoring system, an Inventory roll-forward report, and, after the Borrower implements the new inventory control system, a flash collateral report, (each in such form as may be specified from time to time by the Lender). Such report may be sent to the Lender by facsimile transmission, provided that the original thereof is forwarded to the Lender on the date of such transmission.

         9-6.     MONTHLY REPORTS.

                      (a) Monthly, the Borrower shall provide the Lender with original counterparts of the following, on a non-consolidated basis (each in such form as the Lender from time to time may specify):

                           (i) Within Fifteen (15) Business Days of the end of
the previous month:

                                    (A) After the Borrower implements its new
inventory control system, a "Stock Ledger Inventory Report", (by department and by store) and a Certificate (signed by the Borrower's President or Chief Financial Officer) concerning the Borrower's Inventory, each in such form as the Lender may specify from time to time.

                                    (B) Before the Borrower has implemented its
new inventory control system, an Inventory Valuation Report, by department and the certificate from 9-6(a)(i)(A).

                           (ii) Within thirty (30) days of the end of the
previous month:

                                    (A) Reconciliations of the above described
Report and inventory Certificate (Section 9-6(a)(i)(A)) to Availability and to the general ledger as of the end of the subject month.

                                    (B) A schedule of purchases from the
Borrower's ten largest vendors (in terms of year to date purchases), which schedule shall be in such form as may be satisfactory to the Lender and shall include month to date and year to date cumulative purchases and an aging of payables to each.

                                    (C) A Statement of Gross Margin (in such
form as may be specified by the Lender from time to time).

                                    (D) Following the Borrower's implementation
of this new inventory control system, an aging of the Borrower's Inventory.

                                    (E) An aging of the Borrower's accounts
payable.

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



                                    (F) An internally prepared financial
statement of the Borrower's financial condition at, and the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), cash flow and comparison of same store sales for the corresponding month of the then immediately previous year, as well as to the Business Plan.

                                    (G) A Store Activity Report.

                      (b) For purposes of Section 9-6(a)(i), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be January and for purposes of Section 9-6(a)(ii), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be January.

         9-7. QUARTERLY REPORTS.

                  Quarterly, within Forty Five (45) days following the end of each of the Borrower's fiscal quarters, the Borrower shall provide the Lender with an original counterpart of a management prepared financial statement of the Borrower for the period from the beginning of the Borrower's then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), and cash flows and comparisons for the corresponding quarter of the then immediately previous year, as well as to the Business Plan.

         9-8.     ANNUAL REPORTS.

                      (a) Annually, within ninety (90) days following the end of the fiscal year for Big Entertainment, Inc., the Borrower shall cause Big Entertainment, Inc. to furnish the Lender with an original signed counterpart of Big Entertainment, Inc.'s annual financial statement, which statement shall have been prepared on a "consolidated" and "consolidating" basis by, and bearing the unqualified opinion of, Big Entertainment Inc.'s independent certified public accountants (i.e. said statement shall be "certified " by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, and statement of changes in cash flows.

                      (b) Each annual statement shall be accompanied by such accountant's Certificate indicating that to the best knowledge of such accountant, no event has occurred which is or which, solely with the passage of time or the giving of notice (or both) would be, an Event of Default hereunder.

         9-9.     OFFICERS' CERTIFICATES.

                  The Borrower shall cause the Borrower's President or a Vice President and Treasurer or an Assistant Treasurer respectively to provide such Person's Certificate, in the form attached hereto as EXHIBIT 9-9, with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

                      (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied, and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, subject, however (with the exception of the Certificate which accompanies such annual statement) to usual year end adjustments.

                      (b) Indicate either that (i) no Suspension Event has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

                      (c) Include calculations concerning the Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 9-12, below.

         9-10.    INVENTORIES, APPRAISALS, AND AUDITS.

                      (a) The Lender, at the expense of the Borrower, may participate in and/or observe each physical count and/or each Inventory of the Collateral as consists of Inventory which is undertaken on behalf of the Borrower.

                      (b) The Borrower shall obtain physical counts of its Inventory prior to closing and every sixty (60) days thereafter until it has installed a system, sufficient in the Lender's discretion, for monitoring Inventory. Upon the Lender's request from time to time, the Borrower shall obtain, or shall permit the Lender to obtain (in all events, at the Borrower's expense) additional physical counts and/or Inventories of the Collateral, conducted by such Inventory takers as are satisfactory to the Lender and following such methodology as may be required by the Lender, each of which physical counts and/or Inventories shall be observed by the Borrower's accountants. The Lender contemplates conducting up to Two (2) such additional counts and/or Inventories during any Twelve (12) month period during which the within Agreement is in effect, but in its discretion, may undertake additional such counts or Inventories during such period.

                      (c) Upon the Lender's request from time to time, the Borrower shall permit the Lender to obtain appraisals conducted by such appraisers as are satisfactory to the Lender. Up to Four (4) such appraisals that are conducted prior to the occurrence of an Event of Default and all such appraisals that are conducted after the occurrence of an Event of Default shall be at the Borrower's expense.

                      (d) The Lender contemplates conducting Four (4) commercial finance audits (in each event, at the Borrower's expense) of the Borrower's books and records during any Twelve (12) month period during which the within Agreement is in effect, but in its discretion, may undertake additional such audits during such period.

                      (e) The Lender from time to time (in all events, at the Borrower's expense) may undertake "mystery shopping" (so-called) visits to all or any of the Borrower's business premises. The Lender shall provide the Borrower with a copy of any non-company confidential results of such mystery shopping.

         9-11.    ADDITIONAL FINANCIAL INFORMATION.

                      (a) In addition to all other information to be provided pursuant to this Article 9, the Borrower promptly shall provide the Lender (and any guarantor of the Liabilities), with such other and additional information concerning the Borrower, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from the Borrower.

                      (b) The Borrower may provide the Lender, from time to time hereafter, with updated projections of the Borrower's anticipated performance and operating results.

                      (c) In all events, the Borrower, no sooner than Ninety
(90) nor later than Thirty (30) days prior to the end of each of the Borrower's fiscal years, shall furnish the Lender with an updated and extended projection which shall go out at least through the end of the then next fiscal year.

                      (d) Such updated and extended projections shall be prepared pursuant to a methodology and shall include such assumptions as are satisfactory to the Lender.

                      (e) The Lender, following the receipt of any of such projections, may but shall not be under any obligation to, provide its written sign-off on such projections (in which event, such projections shall become the Business Plan) and if it provides such written sign-off, may, but shall be under no obligation to, revise the financial performance covenants included on EXHIBIT 9-12, annexed hereto.

         9-12.    FINANCIAL PERFORMANCE COVENANTS.

                  The Borrower shall observe and comply with those financial performance covenants set forth on EXHIBIT 9-12, annexed hereto. Borrower shall be required to maintain compliance with financial performance convenants at all times. Compliance with financial performance covenants may be verified by Lender based upon any of the financial aspects and information provided by the Borrower to Lender pursuant to this Section 9.

         9-13.    BUSINESS PLAN.

                  The Borrower shall observe and comply with the Business Plan, including but not limited to those financial projections contained therein, annexed hereto as EXHIBIT 9-13.

         9-14.    PUBLIC FILINGS.

                  The Borrower shall deliver to Lender Form 10-Q Quarterly reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Big Entertainment, Inc. with the Securities and Exchange Commission, if any, within fifteen (15) days after the same are filed, or any other information that is provided by Big Entertainment, Inc. to its shareholders generally.

ARTICLE 10 - EVENTS OF DEFAULT

         The occurrence of any event described in this Article 10 respectively shall constitute an "Event of Default" herein. Upon the occurrence of any Event of Default described in Section 10-11, any and all Liabilities shall become due and payable without any further act on the part of the Lender. Upon the occurrence of any other Event of Default, any and all Liabilities of the Borrower to the Lender shall become immediately due and payable, at the option of the Lender and without notice or demand. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and the Borrower and instruments and papers given the Lender by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

         10-1.    FAILURE TO PAY REVOLVING CREDIT.

                  The failure by the Borrower to pay any amount when due under the Revolving Credit.

         10-2.    FAILURE TO MAKE OTHER PAYMENTS.

                  The failure by the Borrower to pay when due (or on demand, if payable on demand) any payment Liability other than under the Revolving Credit.

         10-3.    FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD).

                      (a) The failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in Section 10-1 above, and included in any of the following provisions hereof:

                  SECTION               RELATES TO:
                  -------               ----------
                  5-4                   Location of Collateral
                  5-5                   Title to Assets
                  5-6                   Indebtedness
                  5-7                   Insurance Policies
                  5-12                  Pay taxes
                  5-21                  Affiliate Transactions
                  5-23                  Additional Assurances

                  Article 7             Cash Management
                  Article 9 Financial Reporting Requirements and Financial Covenants


         10-4     FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD).

                  The failure by the Borrower, upon Ten (10) days written notice by the Lender, to cure the Borrower's failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant or Liability not described in any of Sections 10-1, 10-2, or 10-3 above.

         10-5.    MISREPRESENTATION.

                  The determination by the Lender that any representation or warranty at any time made by the Borrower to the Lender, was not true or complete in all material respects when given.

         10-6.    ACCELERATION OF OTHER DEBT. BREACH OF LEASE.

                  The acceleration of any Indebtedness of the Borrower to any creditor other than the Lender and/or, without the consent of the Borrower, the breach of any Lease which could be terminated for such breach (whether or not the subject creditor or lessor takes any action on account of such occurrence).

         10-7.    DEFAULT UNDER OTHER AGREEMENTS.

                  The occurrence of any breach or default under any agreement between the Lender and the Borrower or instrument or paper given the Lender by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

         10-8.    CASUALTY LOSS.  NON-ORDINARY COURSE SALES.

                  The occurrence of any (a) uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral, or (b) sale (other than sales in the ordinary course of business) of any material portion of the Collateral.

         10-9.    JUDGMENT. RESTRAINT OF BUSINESS.

                      (a) The service of process upon the Lender seeking to attach, by trustee, mesne, or other process, any of the Borrower's funds on deposit with, or assets of the Borrower in the possession of, the Lender.

                      (b) The entry of any judgment against the Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within fifteen (15) days of its entry.

                      (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

         10-10.   BUSINESS FAILURE.

                  Any act by, against, or relating to the Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt for the Borrower; or the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of the Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors.

         10-11.   BANKRUPTCY.

                  The failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure.

         10-12.   DEFAULT BY GUARANTOR OR RELATED ENTITY.

                  The occurrence of any of the foregoing Events of Default with respect to guarantor of the Liabilities, or the occurrence of any of the foregoing Events or Default with respect to any parent (if the Borrower is a corporation) or subsidiary, as if such guarantor or parent were the "Borrower" described therein.

         10-13.   INDICTMENT - FORFEITURE.

                  The indictment of, or institution of any legal process or proceeding against the Borrower, under any federal, state municipal, and other civil or criminal statute, rule, regulation, order or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of the Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

         10.14.   TERMINATION OF GUARANTY.

                  The termination or attempted termination of any guaranty by any guarantor of the Liabilities.

         10-15.     CHALLENGE TO LOAN DOCUMENTS.

                      (a) Any challenge by or on behalf of the Borrower to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with

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



the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

                      (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         10-16.   EXECUTIVE MANAGEMENT.

                  The failure of Borrower to replace within thirty (30) days either of Mitchell Rubenstein or Laurie S. Silvers, whether on an interim basis or otherwise, by a person who is reasonably acceptable to the Lender upon either of their death, disability or failure at any time to exercise that authority and discharge those management responsibilities with respect to the Borrower as are exercised and discharged by such Person at the execution of the within Agreement and the failure of Borrower to obtain and assign to Lender Five Hundred Thousand Dollars ($500,000.00) of key man life insurance on such Person.

         10-17.   CHANGE IN CONTROL.

                  Any change in the ownership of the capital stock of the Borrower such that Big Entertainment, Inc. does not Control the Borrower.

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT

         In addition to all of the rights, remedies, powers, privileges, and discretions which the Lender is provided prior to the occurrence of an Event of Default, the Lender shall have the following rights and remedies upon the occurrence of any Event of Default and at any time thereafter. No stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code or otherwise shall stay, limit, prevent, hinder, delay, restrict, or otherwise prevent the Lender's exercise of any of such rights and remedies.

         11-1.    RIGHTS OF ENFORCEMENT.

                  The Lender shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Lender shall have all and each of the following rights and remedies:

                      (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

                      (b) To take possession of all or any portion of the Collateral.

                      (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

                      (d) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

                      (e) To apply the Receivables Collateral or the proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

                      (f) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

         11-2.    SALE OF COLLATERAL.

                      (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender's disposition of the Collateral.

                      (b) The Lender, in the exercise of the Lender's rights and remedies upon default, may conduct one or more going out of business sales, in the Lender's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Borrower. The Lender and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Lender or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Lender or such agent or contractor and neither the Borrower nor any Person claiming under or in right of the Borrower shall have any interest therein.

                      (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Borrower with such notice as may be practicable under the circumstances), the Lender shall give the Borrower at least seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the Lender's exercise of the Lender's rights and remedies upon default.

                      (d) The Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

                      (e) The Lender shall apply the proceeds of any exercise of the Lender's Rights and Remedies under this Article 11 towards the Liabilities in such manner, and with such frequency, as the Lender determines.

         11-3.    OCCUPATION OF BUSINESS LOCATION.

                  In connection with the Lender's exercise of the Lender's rights under this Article, the Lender may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Lender. The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Lender be liable to the Borrower for use or occupancy by the Lender of any premises pursuant to this Article, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Lender's exercise of the Lender's Rights and Remedies.

         11-4.    GRANT OF NONEXCLUSIVE LICENSE.

                  The Borrower hereby grants to the Lender a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, tradename, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Lender's exercise of the rights under Article 11 of this Agreement, including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         11-5.    ASSEMBLY OF COLLATERAL.

                  The Lender may require the Borrower to assemble the Collateral and make it available to the Lender at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Lender and Borrower.

         11-6.    SETOFF.

                  Any and all deposits or other sums at any time credited by or due to the Borrower or an endorser or guarantor hereof from the Lender or any of its parents or banking or lending affiliates, or any bank acting as a participant under any loan arrangement between the Lender and the Borrower or any endorser or guarantor hereof, and any cash, securities, instruments or other property of the Borrower in the possession of the Lender or any of its parents or banking or lending affiliates, or any bank acting as a participant under any loan arrangement between the Lender and the Borrower or any endorser or guarantor hereof, whether for safekeeping or otherwise, or in transit to or from the Lender or any of its parents or banking or lending affiliates or any such participant, or in the possession of any third party acting on the Lender's behalf (regardless of the reason the Lender had received same or whether the Lender has conditionally released the same) shall at all times constitute security for all of the Liabilities and obligations of the Borrower and any endorser and guarantor hereof to the Lender and may be applied or set off against such Liabilities and obligations of the Borrower or any endorser or guarantor hereof to the Lender at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Lender.

         11-7.    BOND.

                  In the event Lender seeks to take possession of all or any portion of the Collateral by judicial process, Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required, (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral, and ( c) any requirement that Lender retain possession and not dispose of any Collateral until after trial or final judgment.

         11-8.    RIGHTS AND REMEDIES.

                  The rights, remedies, powers, privileges, and discretions of the Lender hereunder (herein, the "LENDER'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Lender's Rights and Remedies and all of the Lender's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 12 - NOTICES.

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



         12-1.    NOTICE ADDRESSES.

                  All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

         If to the Lender:          BankBoston Retail Finance Inc.
                                    40 Broad Street
                                    Boston, Massachusetts 02109
                                    Attention: Mr. Joseph V. Balsamo,
                                                    Vice President
                                    Tel:              617-434-4015
                                    Fax:              617-434-4339

         With a copy to:            Stroock & Stroock & Lavan LLP
                                    100 Federal Street
                                    Boston, Massachusetts  02110
                                    Attention: Peter J. Antoszyk,  Esquire
                                    Tel:              617-330-5111
                                    Fax:              617-482-6800


         If to the Borrower:        Tekno Comix, Inc.
                                    2255 Glades road, Suite 237 West
                                    Boca Raton, Florida 33431
                                    Attention: Mr. Mitchell Rubenstein,
                                               Chief Executive Officer
                                    Tel:              561-998-8000
                                    Fax:              561-998-2974

         With a copy to:            Broad and Cassel
                                    201 South Biscayne Boulevard, Suite 3000
                                    Miami, Florida 33131
                                    Attention:  Nina S. Gordon, P.A.
                                    Tel:              305-373-9400
                                    Fax:              305-373-9493

         12-2.    NOTICE GIVEN.

                      (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                           (i) By mail: the sooner of when actually received or
Three (3) days following deposit in the United States mail, postage prepaid.

                           (ii) By recognized overnight express delivery: the
Business Day following the day when sent.

                           (iii) By Hand: if delivered on a Business Day after
                      9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                           (iv) By Facsimile transmission (which must include a
header indicating the party sending such transmission): if sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

                      (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE 13 - TERM.

         13-1.    TERMINATION OF REVOLVING CREDIT.

                  The Revolving Credit shall remain in effect until the Termination Date.

         13-2.    EFFECT OF TERMINATION.

                  Upon the termination of Revolving Credit, the Borrower shall pay the Lender (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account; any then remaining installments of the Commitment Fee; any then remaining balance of the Facility Fee; and all unreimbursed costs and expenses of the Lender for which the Borrower is responsible, and shall make such arrangements concerning any L/C's then outstanding reasonably satisfactory to the Lender. Until such payment, all provisions of this Agreement, other than those contained in Article 1 which place an obligation on the Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Lender of the security interests granted to the Lender by the Borrower hereunder may be upon such reasonable conditions and reasonable indemnifications as the Lender may require.

ARTICLE 14 - GENERAL.

         14-1.    PROTECTION OF COLLATERAL.

                  The Lender shall have no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender may include reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing undertaken by the Lender.

         14-2.    SUCCESSORS AND ASSIGNS.

                  This Agreement shall be binding upon the Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Lender and the Lender's successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Lender assigns or transfer its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.

         14-3.    SEVERABILITY.

                  Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

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         14-4.    AMENDMENTS.  COURSE OF DEALING.

                      (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions and negotiations, nor any custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Lender in the manner by which Availability is determined (any of which changes may be made by the Lender in its discretion) shall obligate the Lender to continue to determine Availability in that manner.

                      (b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofore made to the Lender by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded by the Lender in the event that any of such representations or warranties was not true and complete in all material respects when given.

         14-5.    POWER OF ATTORNEY.

                  In connection with all powers of attorney included in this Agreement, the Borrower hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be

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irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.

         14-6.    APPLICATION OF PROCEEDS.

                  The proceeds of any disposition of the Collateral and of any other payments received on account of the Liabilities shall be applied toward the Liabilities in such order and manner as the Lender determines in its discretion. The Borrower shall remain liable for any deficiency remaining following such application.

         14-7.    LENDER'S COSTS AND EXPENSES.

                  The Borrower shall pay on demand all Costs of Collection and all reasonable expenses of the Lender in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Lender in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities. The Borrower specifically authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to add such fees and expenses to the Loan Agreement.

         14-8.    COPIES AND FACSIMILES.

                  This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.


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         14-9.    MASSACHUSETTS LAW.

                  This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

         14-10.   CONSENT TO JURISDICTION.

                      (a) The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document may be brought in the Superior court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in the Lender's sole discretion. By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

                      (b) The Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Borrower at the Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

                      (c) The Borrower WAIVES, at the option of Lender, any objection based on FORUM NON CONVENIENS and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

                      (d) Nothing herein shall affect the right of the Lender to bring legal actions or proceedings in any other competent jurisdiction.

                      (e) The Borrower agrees that any action commenced by the Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

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         14-11.   INDEMNIFICATION.

                  The Borrower shall indemnify, defend, and hold the Lender and any employee, officer, or agent of the Lender (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Lender's relationship with the Borrower or any other guarantor or endorser of the Liabilities (each of which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower.

         14-12.   RULES OF CONSTRUCTION.

                  The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

                      (a) Words in the singular include the plural and words in the plural include the singular.

                      (b) Headings (indicated by being UNDERLINED) and the Table of Contents are solely for convenience of reference and do not constitute a part of the instrument in which included and do not affect such instrument's meaning, construction, or effect.

                      (c) The words "includes" and "including" are not limiting.

                      (d) The words "may not" are prohibitive and not permissive.

                      (e) The word "or" is not exclusive.

                      (f) Terms which are defined in one section of an instrument are used with such definition throughout the instrument in which so defined.

                      (g) The symbol "$" refers to United States Dollars.

                      (h) References to "herein", "hereof", and "within" are to this entire Loan

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Agreement and not merely the provision in which such reference is included.

                      (i) Except as otherwise specifically provided, all references to time are to Boston time.

                      (j) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder, unless otherwise provided (A) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (B) the period so computed shall end at 5:00 PM on the relevant Business Day.

                      (k) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 14-13, below, provided, however, in the event of any inconsistency between the provisions of the within Agreement and any other Loan Documents, the provisions of the within Agreement shall govern and control.

         14-13.   INTENT.

                  It is intended that:

                      (a) This Agreement takes effect as a sealed instrument.

                      (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Lender.

                      (c) The security interests created by this Agreement secure all Liabilities of the Borrower to the Lender, whether now existing or hereafter arising.

                      (d) All reasonable costs and expenses incurred by the Lender in connection with the Lender's relationship(s) with the Borrower as provided herein shall be borne by the Borrower.

                      (e) Unless otherwise explicitly provided herein, the Lender's consent to any action of the Borrower which is prohibited unless such consent is given may be given or refused by the Lender in its sole discretion and without reference to Section 1-10, above.

         14-14.   MAXIMUM INTEREST RATE.

                  Regardless of any provision of any Loan Document, the Lender shall never be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount

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in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

         14-15.   WAIVERS.

                      (a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Subsection 14-15(b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether now or in the future, is relying on such waivers.

                      (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                           (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                           (ii) Except as otherwise specifically required
                      hereby, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

                           (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY
(WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE LENDER (AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                           (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Lender may or may become entitled to take hereunder.

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                           (v)      Any defense, counterclaim, set-off,
recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                           (vi) Any claim to consequential, special, or punitive
damages.




























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Signed under seal as of the date first written above.

                                          TEKNO COMIX, INC.

                                          ("BORROWER")


                                          By:  /s/ MARCI YUNES
                                              ----------------------------

                                          Print Name:  Marci Yunes
                                          Title:  Chief Financial Officer





                                          BANKBOSTON RETAIL FINANCE INC.

                                          ("LENDER")

                                          By: /s/ JOSEPH V. BALSAMO
                                              ----------------------------
                                          Print Name: Joseph V. Balsamo
                                          Title: Vice President


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